WIESENECK, ANDRES & COMPANY, P.A.
                          Certified Public Accountants
                         772 U.S. HIGHWAY 1, SUITE 100
                        NORTH PALM BEACH, FLORIDA  33408
                                 (561) 626-0400

THOMAS B. ANDRES, C.P.A.*, C.V.A.
FAX (561) 626-3453
PAUL M. WIESENECK, C.P.A.

*Regulated by the State of Florida



                                November 15, 2001

Board of Directors
Phoenix International Industries, Inc.
1950 Osceola Drive
West Palm Beach, Florida 33409



                         INDEPENDENT AUDITORS' CONSENT


We consent to the use of our report dated August 10, 2001, appearing in the Audited Financial Statements in Form 10-KSB and our report dated October 17, 2001, appearing in the unaudited Quarterly Financial Statements in Form 10-QSB in this Registration Statement, Form SB-2 dated November 15, 2001, for Phoenix International Industries, Inc.






                                      /s/ Wieseneck, Andres & Company, P.A.